Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Todd Kehrli or Jim Byers
Public Relations 949-362-5800 pr@smithmicro.com	MKR Group, Inc. 323-468-2300 smsi@mkr-group.com

Smith Micro Receives Commitments in Private Placement of Common Stock

Aliso Viejo, CA, August 18, 2014 – Smith Micro Software, Inc. (NASDAQ:SMSI), a leading provider of wireless and mobility solutions, today announced that it has received commitments to purchase 6,667,200 shares of its common stock for aggregate gross proceeds of $5.4 million in a private placement expected to close on or about August 20, 2014, subject to standard closing conditions. Smith Micro intends to use the net proceeds primarily for expansion of its product and customer base.

As part of the transaction, Smith Micro agreed to file a registration statement with the Securities and Exchange Commission within 30 days of closing for purposes of registering the resale of the common stock issued in the private placement. Emerging Growth Equities, Ltd. acted as lead placement agent for the offering. Security Research Associates, Inc. acted as a member of the selling group for this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements

About Smith Micro Software:

Smith Micro Software provides solutions that simplify, secure and enhance the mobile experience. Our portfolio includes a wide range of applications that manage broadband connectivity, data traffic, devices, voice and video communications over wireless networks. With 30 years of experience developing world-class client and server software, Smith Micro helps the leading mobile network operators, device manufacturers and enterprises increase efficiency and capitalize on the growth of mobile-connected consumers and workforces. For more information, visit www.smithmicro.com. (NASDAQ:SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the execution of our recently announced restructuring, our ability to halt the decline of our cash reserves in light of our continued losses, the existence of new market opportunities and interest in the company’s products and solutions, and the company’s ability to increase its revenue and regain profitability by capitalizing on these new market opportunities and interest and introducing new products and solutions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are potential for disruption and loss of customers and business from the transfer of duties and responsibilities in our recently announced restructuring, the risk that we will continue to incur losses and not regain profitability, the risk that we may need to raise additional capital to fund our operations and such capital may not be available to us at commercially reasonable terms or at all, changes in demand for the company’s products from its customers and their end-users, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, new and changing technologies, customer acceptance and timing of deployment of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. Third-party trademarks mentioned are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Smith Micro and any other company.